UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 909-0736

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and the exhibit attached hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expect,” “anticipate,” “will,” “could,” “would” “project,” “intend,” “plan,” “believe,” “predict,” “estimate,” “should,” “may,” “potential,” “continue,” “ongoing”, or variations of such words and similar expressions are intended to identify such forward looking statements. These forward-looking statements include, among others, statements about estimates regarding our cash position as of December 31, 2010, potential payments and development and commercialization activities under collaboration agreements, the submission and review of applications for regulatory clearances and approvals, anticipated financing transactions involving our majority-owned subsidiary, our expectations and plans regarding partnering, licensing, marketing and commercializing our product candidates, the progress, timing and results of clinical trials and research and development efforts involving our product candidates, the safety and efficacy of our product candidates, estimates of the potential markets for our product candidates and the prevalence of the diseases and conditions our product candidates are intended to treat, estimates of market adoption of our product candidates, if approved, expectations with regard to our intellectual property position, our plans to conduct future clinical trials or research and development efforts, estimates of the capacity of manufacturing and other facilities to support our products candidates, and our operating and growth strategies, our industry, our projected cash needs, liquidity and capital resources and our expected future revenues, operations and expenditures.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We describe our respective risks, uncertainties and assumptions that could affect the outcome or results of operations in Exhibit 99.1 to this Form 8-K and our other filings with the Securities and Exchange Commission, or SEC. Our forward looking statements reflect our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward looking statements after the distribution of this Form 8-K, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 1.01               Entry into a Material Definitive Agreement.

On February 9, 2011, we entered into an office lease agreement (the “Lease”) with 101 Hudson Leasing Associates for approximately 14,000 square feet of office space in Jersey City, New Jersey. The initial term of the Lease will commence on the date on which the premises are ready for occupancy, and will expire approximately five years after the commencement date. The minimum rent payable by us will be approximately $39,000 per month during the first 27 months of the initial term, will increase to approximately $41,000 per month thereafter through the 39th month of the initial term and will increase to approximately $44,000 per month thereafter through the expiration of the initial term. In addition, we have the option to extend the Lease for an additional five-year term, which would commence upon the expiration of the initial five-year term. In the event we choose to extend the term of the Lease, the minimum monthly rent payable for the additional term will be determined according to the then-prevailing market rate.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2010.

We are also filing as Exhibit 99.2 to this Form 8-K a previous amendment to our Office Lease with Trizec Sorrento Towers, LLC, dated August 18, 2008.

Item 2.02               Results of Operations and Financial Condition.

Although we have not finalized our full financial results for the fiscal year ended December 31, 2010, we expect to report that we had approximately $49.4 million of cash, cash equivalents and short-term investments as of December 31, 2010.

The information contained in Item 2.02 of this Form 8-K is unaudited and preliminary, and does not present all information necessary for an understanding of our financial condition as of December 31, 2010. The audit of our consolidated financial statements for the year ended December 31, 2010 is ongoing and could result in changes to the information set forth above.  The information contained in Item 2.02 of this Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01               Other Events.

We are filing certain information for the purpose of updating various aspects of the descriptions of our business and risk factors contained in our other filings with the SEC.  A copy of this additional disclosure about Optimer Pharmaceuticals, Inc. is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Company Disclosure.
99.2	First Amendment to Office Lease between Optimer Pharmaceuticals, Inc. and Trizec Sorrento Towers, LLC, dated May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: February 10, 2011	By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)